Sallie Mae Student Loan Trust 1996-1
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04 - 9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$183,197,958.02	($26,417,086.96)	$156,780,871.06
	ii	Interest to be Capitalized	621,166.37		490,833.03

	iii	Total Pool	$183,819,124.39		$157,271,704.09

B	i	Weighted Average Coupon (WAC)	4.498%		4.628%
	ii	Weighted Average Remaining Term	69.39		68.08
	iii	Number of Loans	117,523		106,012
	iv	Number of Borrowers	44,366		40,147

		Notes and Certificates		Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	795452AD3	0.56%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	795452AE1	0.75%	131,319,124.39	71.439%	$104,771,704.09	66.618%
	iii	Certificates	795452AF8	0.98%	52,500,000.00	28.561%	52,500,000.00	33.382%

	iv	Total Notes and Certificates			$183,819,124.39	100.000%	$157,271,704.09	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$459,547.81	$393,179.26
	iv	Reserve Account Floor Balance ($)	$1,500,000.00	$1,500,000.00
	v	Current Reserve Acct Balance ($)	$1,500,000.00	$1,500,000.00

II. 1996-1 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$24,955,921.80
	ii	Principal Collections from Guarantor	2,019,468.04
	iii	Principal Reimbursements	1,307.79
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$26,976,697.63

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$19,138.08
	ii	Capitalized Interest	(578,748.75)

	iii	Total Non-Cash Principal Activity	$(559,610.67)

C	Total Student Loan Principal Activity		$26,417,086.96

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,188,045.45
	ii	Interest Claims Received from Guarantors	87,024.02
	iii	Collection Fees/Return Items	24,408.20
	iv	Late Fee Reimbursements	126,366.74
	v	Interest Reimbursements	3,051.36
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,635.96
	viii	Subsidy Payments	239,705.67

	ix	Total Interest Collections	$1,672,237.40

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$889.22
	ii	Capitalized Interest	582,014.69

	iii	Total Non-Cash Interest Adjustments	$582,903.91

F	Total Student Loan Interest Activity		$2,255,141.31

G	Non-Reimbursable Losses During Collection Period		$19,171.87

H	Cumulative Non-Reimbursable Losses to Date		$1,649,994.49

III. 1996-1 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
i	Principal Payments Received	$13,578,162.01
ii	Consolidation Principal Payments	13,397,227.83
iii	Reimbursements by Seller	(745.63)
iv	Borrower Benefits Reimbursements	0.00
v	Reimbursements by Servicer	729.68
vi	Re-purchased Principal	1,323.74

vii	Total Principal Collections	$26,976,697.63

B	Interest Collections
i	Interest Payments Received	$1,370,859.32
ii	Consolidation Interest Payments	147,551.78
iii	Reimbursements by Seller	37.11
iv	Borrower Benefits Reimbursements	578.44
v	Reimbursements by Servicer	2,308.27
vi	Re-purchased Interest	127.54
vii	Collection Fees/Return Items	24,408.20
viii	Late Fees	126,366.74

ix	Total Interest Collections	$1,672,237.40

C	Other Reimbursements	$81,882.60

D	Administrator Account Investment Income	$—

E	TOTAL FUNDS RECEIVED	$28,730,817.63
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	($323,421.00)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$28,407,396.63

F	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$159,058.90
ii	Percentage of Principal Calculation	$149,351.39
iii	Lesser of Unit or Principal Calculation	$149,351.39

G	Servicing Fees Due for Current Period	$149,351.39

H	Carryover Servicing Fees Due	$—
Jul-04	Servicing Carryover	$—
Aug-04	Servicing Carryover	$—
Sep-04	Servicing Carryover	$—

$—

I	Administration Fees Due	$20,000.00

J	Total Fees Due for Period	$169,351.39

IV. 1996-1	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	5.458%	5.572%	270	242	0.230%	0.228%	$1,006,639.97	$866,492.08	0.549%	0.553%

Grace
Current	5.176%	5.202%	130	135	0.111%	0.127%	507,150.89	551,260.55	0.277%	0.352%

TOTAL INTERIM	5.363%	5.428%	400	377	0.340%	0.356%	$1,513,790.86	$1,417,752.63	0.826%	0.905%
REPAYMENT
Active
Current	4.502%	4.620%	84,833	76,919	72.184%	72.557%	$105,449,202.08	$90,682,127.90	57.560%	57.840%
31-60 Days Delinquent	4.561%	4.622%	4,543	3,926	3.866%	3.703%	8,531,241.71	6,972,030.31	4.657%	4.447%
61-90 Days Delinquent	4.538%	4.620%	2,437	2,126	2.074%	2.005%	4,966,773.66	4,056,807.20	2.711%	2.588%
91-120 Days Delinquent	4.448%	4.727%	1,324	1,440	1.127%	1.358%	3,202,482.92	3,416,821.10	1.748%	2.179%
> 120 Days Delinquent	4.496%	4.689%	3,786	3,774	3.221%	3.560%	10,032,316.08	9,677,311.13	5.476%	6.173%

Deferment
Current	4.425%	4.561%	10,074	9,487	8.572%	8.949%	23,375,813.28	21,041,221.01	12.760%	13.421%

Forbearance
Current	4.477%	4.641%	9,547	7,540	8.124%	7.112%	24,714,626.69	18,625,455.59	13.491%	11.880%

TOTAL REPAYMENT	4.491%	4.621%	116,544	105,212	99.167%	99.245%	$180,272,456.42	$154,471,774.24	98.403%	98.528%
Claims in Process (1)	4.465%	4.663%	574	420	0.488%	0.396%	$1,402,449.79	$886,584.91	0.766%	0.565%
Aged Claims Rejected (2)	4.220%	4.170%	5	3	0.004%	0.003%	$9,260.95	$4,759.28	0.005%	0.003%
GRAND TOTAL	4.498%	4.628%	117,523	106,012	100.000%	100.000%	$183,197,958.02	$156,780,871.06	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.577%	82,704	$113,938,535.91	72.674%
- GSL - Unsubsidized	4.168%	12,632	20,738,150.93	13.227%
- PLUS Loans	5.316%	3,964	7,463,458.84	4.760%
- SLS Loans	5.330%	6,712	14,640,725.38	9.338%

- Total	4.628%	106,012	$156,780,871.06	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.652%	87,174	$130,623,381.41	83.316%
-Two Year	4.481%	13,309	18,155,419.65	11.580%
-Technical	4.579%	5,511	7,981,897.06	5.091%
-Other	6.078%	18	20,172.94	0.013%

- Total	4.628%	106,012	$156,780,871.06	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$1,667,470.30
B	Interest Subsidy Payments Accrued During Collection Period		197,746.43
C	SAP Payments Accrued During Collection Period		152,154.84
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		76,809.69
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,094,181.26

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$2,094,181.26
	iv	Primary Servicing Fee	$472,772.39
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$183,819,124.39
	vii	Student Loan Rate	3.50390%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(07/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.36173%
K	Class A-2 Interest Rate	0.005872061	(07/26/04 - 10/25/04)	2.36173%
L	Certificate T-Bill Based Rate of Return			2.59173%
M	Certificate Rate of Return	0.006443919	(07/26/04 - 10/25/04)	2.59173%

VII. 1996-1 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	–	7/26/2004	1	1.352%	2.1020%	2.3320%

7/27/2004	–	8/2/2004	7	1.449%	2.1990%	2.4290%

8/3/2004	–	8/9/2004	7	1.490%	2.2400%	2.4700%

8/10/2004	–	8/16/2004	7	1.497%	2.2470%	2.4770%

8/17/2004	–	8/23/2004	7	1.498%	2.2480%	2.4780%

8/24/2004	–	8/30/2004	7	1.541%	2.2910%	2.5210%

8/31/2004	–	9/7/2004	8	1.607%	2.3570%	2.5870%

9/8/2004	–	9/13/2004	6	1.663%	2.4130%	2.6430%

9/14/2004	–	9/20/2004	7	1.671%	2.4210%	2.6510%

9/21/2004	–	9/27/2004	7	1.716%	2.4660%	2.6960%

9/28/2004	–	10/4/2004	7	1.741%	2.4910%	2.7210%

10/5/2004	–	10/12/2004	8	1.716%	2.4660%	2.6960%

10/13/2004	–	10/24/2004	12	1.711%	2.4610%	2.6910%

Total Days in Accrual Period			91

VIII. 1996-1 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Current Pool Balance	$183,197,958.02
	ii	Interest To Be Capitalized	621,166.37

	iii	Total Student Loan Pool Outstanding	$183,819,124.39

B	Total Note and Certificate Factor		0.1225461
C	Total Note and Certificate Balance		$183,819,124.39

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.2773371	1.0000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$131,319,124.39	$52,500,000.00

	iv	Note Balance	$0.00	$131,319,124.39	$52,500,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,500,000.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

IX. 1996-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III E + Section VI-D)		$28,484,206.32	$28,484,206.32

B	Primary Servicing Fees-Current Month		$149,351.39	$28,334,854.93
C	Administration Fee		$20,000.00	$28,314,854.93

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$28,314,854.93
	ii	Class A-2	$771,113.90	$27,543,741.03

	iii	Total Noteholder’s Interest Distribution	$771,113.90

E	Certificateholder’s Return Distribution Amount		$338,305.74	$27,205,435.29

F	Noteholder’s Principal Distribution Amount
	i	Class A-1	$0.00	$27,205,435.29
	ii	Class A-2	$26,547,420.30	$658,014.99

	iii	Total Noteholder’s Principal Distribution	$26,547,420.30

G	Certificateholder’s Balance Distribution Amount		$0.00	$658,014.99

H	Increase to the Specified Reserve Account Balance		$0.00	$658,014.99

I	Carryover Servicing Fees		$0.00	$658,014.99

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$658,014.99
	i	Class A-2	$0.00	$658,014.99

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$658,014.99

L	Excess to Reserve Account		$658,014.99	$0.00

X. 1996-1 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due			$0.00	$771,113.90	$338,305.74
	ii	Quarterly Interest Paid			$0.00	$771,113.90	$338,305.74

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			$0.00	$0.00	$0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$26,547,420.30	$0.00
	viii	Quarterly Principal Paid			$0.00	$26,547,420.30	$0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$27,318,534.20	$338,305.74

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04			$183,819,124.39
	ii	Pool Balance 9/30/04			$157,271,704.09

	iii	Pool Exceeding Notes and Certificate Balance (i-ii)			$26,547,420.30

	iv	Principal Distribution Amount			$26,547,420.30

C		Total Principal Distribution			$26,547,420.30
D		Total Interest Distribution			$1,109,419.64

E		Total Cash Distributions-Note and Certificates			$27,656,839.94

F	Note & Certificate Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	(795452AD3)	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(795452AE1)	$131,319,124.39	$104,771,704.09
		A-2 Note Pool Factor		0.2773371	0.2212708

	iii	Certificate Balance	(795452AF8)	$52,500,000.00	$52,500,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,500,000.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$658,014.99

	iv	Total Reserve Account Balance Available			$2,158,014.99
	v	Required Reserve Account Balance			$1,500,000.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Investment Corp			$658,014.99
	viii	Ending Reserve Account Balance			$1,500,000.00

XI. 1996-1 Historical Pool Information

						2003	2002
			7/01/04 - 9/30/04	4/01/04-6/30/04	01/01/04 - 03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$183,197,958.02	$199,411,516.37	$222,741,132.57	$340,521,784.39	$487,125,337.46

	Student Loan Principal Activity
	i	Regular Principal Collections	$24,955,921.80	$15,071,898.52	$21,757,181.32	$97,063,097.79	$91,585,926.28
	ii	Principal Collections from Guarantor	2,019,468.04	1,772,169.10	2,110,838.61	10,889,574.33	13,485,661.60
	iii	Principal Reimbursements	1,307.79	7,095.90	137,166.51	13,852,503.81	48,641,214.74
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$26,976,697.63	$16,851,163.52	$24,005,186.44	$121,805,175.93	$153,712,802.62
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$19,138.08	$18,553.33	$20,805.49	$632,233.83	$1,005,412.93
	ii	Capitalized Interest	(578,748.75)	(656,158.50)	(696,375.73)	(4,656,757.94)	(8,114,662.48)

	iii	Total Non-Cash Principal Activity	$(559,610.67)	$(637,605.17)	$(675,570.24)	$(4,024,524.11)	$(7,109,249.55)

(-)	Total Student Loan Principal Activity		$26,417,086.96	$16,213,558.35	$23,329,616.20	$117,780,651.82	$146,603,553.07

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,188,045.45	$1,176,259.59	$1,392,968.06	$7,955,878.52	$15,308,551.98
	ii	Interest Claims Received from Guarantors	87,024.02	83,820.34	103,893.40	609,947.72	953,701.91
	iii	Collection Fees/Return Items	24,408.20	20,931.31	27,839.48	78,434.91	30,033.38
	iv	Late Fee Reimbursements	126,366.74	104,877.13	140,030.49	518,969.19	611,678.86
	v	Interest Reimbursements	3,051.36	6,732.00	5,902.89	122,637.48	457,578.99
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	3,635.96	(231.80)	164.43	(440.16)	2,106.26
	viii	Interest Subsidy Payments	239,705.67	257,942.45	272,527.30	1,571,776.34	2,788,714.26

	ix	Total Interest Collections	$1,672,237.40	$1,650,331.02	$1,943,326.05	$10,857,204.00	$20,152,365.64
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$889.22	$(773.60)	$(1,455.51)	$(547,397.61)	$(816,710.43)
	ii	Capitalized Interest	582,014.69	658,679.45	698,037.18	4,701,949.66	8,114,662.48

	iii	Total Non-Cash Interest Adjustments	$582,903.91	$657,905.85	$696,581.67	$4,154,552.05	$7,297,952.05

	Total Student Loan Interest Activity		$2,255,141.31	$2,308,236.87	$2,639,907.72	$15,011,756.05	$27,450,317.69
(=)	Ending Student Loan Portfolio Balance		$156,780,871.06	$183,197,958.02	$199,411,516.37	$222,741,132.57	$340,521,784.39
(+)	Interest to be Capitalized		$490,833.03	$621,166.37	$724,093.41	$769,685.24	$1,238,148.97

(=)	TOTAL POOL		$157,271,704.09	$183,819,124.39	$200,135,609.78	$223,510,817.81	$341,759,933.36

XII. 1996-1 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996

			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	2/5/96-12/31/96

Beginning Student Loan Portfolio Balance			$624,905,717.23	$755,006,000.43	$909,715,422.93	$1,076,337,722.21	$1,287,751,841.38	$1,489,927,280.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$116,483,996.52	$121,280,052.43	$136,697,356.85	$147,964,334.46	$152,706,153.19	$147,874,732.04
	ii	Principal Collections from Guarantor	13,300,790.63	9,119,985.50	13,831,435.78	32,566,460.78	46,996,163.24	29,847,763.18
	iii	Principal Reimbursements	19,497,165.12	15,076,644.76	20,209,578.03	1,333,102.89	29,266,752.77	42,577,857.53
	iv	Other System Adjustments	—	—	—	—	—	(17,470.68)

	v	Total Principal Collections	$149,281,952.27	$145,476,682.69	$170,738,370.66	$181,863,898.13	$228,969,069.20	$220,282,882.07

	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,555,742.19	$2,291,664.31	$2,852,363.45	$2,907,289.96	$3,748,261.52	$4,242,528.79
	ii	Capitalized Interest	(13,057,314.69)	(17,668,063.80)	(18,881,311.61)	(18,148,888.81)	(21,303,211.55)	(22,349,971.47)

	iii	Total Non-Cash Principal Activity	$(11,501,572.50)	$(15,376,399.49)	$(16,028,948.16)	$(15,241,598.85)	$(17,554,950.03)	$(18,107,442.68)

(-)	Total Student Loan Principal Activity		$137,780,379.77	$130,100,283.20	$154,709,422.50	$166,622,299.28	$211,414,119.17	$202,175,439.39

	Student Loan Interest Activity
	i	Regular Interest Collections	$27,467,268.31	$35,924,231.15	$44,310,158.60	$54,894,488.37	$61,888,095.43	$61,347,900.36
	ii	Interest Claims Received from Guarantors	1,061,233.56	575,172.56	812,157.60	1,986,953.92	2,897,580.06	1,815,321.58
	iii	Collection Fees/Return Items	—	—	—	—	—	—
	iv	Late Fee Reimbursements	824,763.28	924,948.10	1,022,682.12	277,552.36	—	—
	v	Interest Reimbursements	255,101.46	161,923.72	320,606.24	110,524.88	436,782.68	501,291.36
	vi	Other System Adjustments	—	(1,002.10)	—	—	—	8,773.93
	vii	Special Allowance Payments	1,176,331.13	5,839,738.96	487,341.68	1,722,657.22	2,573,916.66	2,111,104.86
	viii	Interest Subsidy Payments	4,588,789.35	5,975,904.11	8,828,639.60	11,651,607.43	18,055,179.16	17,549,626.88

	ix	Total Interest Collections	$35,373,487.09	$49,400,916.50	$55,781,585.84	$70,643,784.18	$85,851,553.99	$83,334,018.97

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,326,197.73)	$(2,152,912.69)	$(2,674,916.36)	$(2,481,449.06)	$(3,154,064.14)	$(3,876,816.64)
	ii	Capitalized Interest	13,057,314.69	17,668,063.80	18,881,311.61	18,148,888.81	21,303,211.55	22,349,971.47

	iii	Total Non-Cash Interest Adjustments	$11,731,116.96	$15,515,151.11	$16,206,395.25	$15,667,439.75	$18,149,147.41	$18,473,154.83

	Total Student Loan Interest Activity		$47,104,604.05	$64,916,067.61	$71,987,981.09	$86,311,223.93	$104,000,701.40	$101,807,173.80

(=)	Ending Student Loan Portfolio Balance		$487,125,337.46	$624,905,717.23	$755,006,000.43	$909,715,422.93	$1,076,337,722.21	$1,287,751,841.38
(+)	Interest to be Capitalized		$2,152,478.06	$2,641,242.51	$4,587,947.68	$7,360,402.45	$8,040,248.28	$9,711,152.12

(=)	TOTAL POOL		$489,277,815.52	$627,546,959.74	$759,593,948.11	$917,075,825.38	$1,084,377,970.49	$1,297,462,993.50

XIII. 1996-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Feb-96	$1,502,106,411	—
Apr-96	$1,471,870,726	5.14%
Jul-96	$1,421,949,915	5.64%
Oct-96	$1,360,374,604	7.09%
Jan-97	$1,297,462,994	7.90%
Apr-97	$1,238,786,263	8.30%
Jul-97	$1,183,793,430	8.30%
Oct-97	$1,134,200,621	7.79%
Jan-98	$1,084,377,970	7.38%
Apr-98	$1,039,977,316	6.84%
Jul-98	$996,886,487	6.35%
Oct-98	$955,927,174	5.87%
Jan-99	$917,075,825	5.36%
Apr-99	$873,672,327	5.06%
Jul-99	$826,122,880	4.91%
Oct-99	$790,867,882	4.43%
Jan-00	$759,593,948	4.21%
Apr-00	$725,655,970	4.08%
Jul-00	$693,162,827	3.91%
Oct-00	$657,882,223	3.83%
Jan-01	$627,546,960	3.60%
Apr-01	$596,642,093	3.38%
Jul-01	$563,743,575	3.22%
Oct-01	$529,384,485	3.12%
Jan-02	$489,277,816	3.22%
Apr-02	$451,528,806	3.29%
Jul-02	$419,418,183	3.23%
Oct-02	$378,833,103	3.49%
Jan-03	$341,759,933	3.74%
Apr-03	$308,560,199	3.88%
Jul-03	$285,351,722	3.69%
Oct-03	$246,709,323	4.31%
Jan-04	$223,510,818	4.22%
Apr-04	$200,135,610	4.18%
Jul-04	$183,819,124	3.74%
Oct-04	$157,271,704	3.92%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.